Exhibit 3.41

BY-LAWS

of

COOPER WIRING DEVICES, INC.

ARTICLE I

Shareholders

Section 1. Annual Meeting. A meeting of shareholders of the Corporation shall be held annually at the principal office of the Corporation in the Borough of Queens, City of New York, at four o'clock in the afternoon on the first Tuesday in June, or at such other place within or without the State of New York and at such time on such other date as may be fixed by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may be brought before the meeting.

Section 2. Special Meetings. Special meetings of the shareholders of the Corporation may be called by the Chairman of the Board, the Chief Executive Officer, or by a majority of the directors then in office, and shall be called by the Secretary upon the written request of the shareholders of record holding at least two-thirds in number of the issued and outstanding shares of the Corporation entitled to vote at such meeting. Special meetings shall be held at such place within or without the State of New York and at such time on such date as shall be specified in the call thereof.

Section 3. Notice of Meetings. Written notice of each annual or special meeting of shareholders stating the place, date and hour thereof and, if it is for a special meeting, the purpose or purposes for which the meeting is called and the person or persons issuing or directing the call thereof, shall be delivered personally or shall be mailed, not less than ten nor more than fifty days before the date of such meeting, to each person who appears on the books of the Corporation as a shareholder entitled to vote at such meeting. Such notice, if mailed, shall be directed to the shareholders at his address as it appears on the record of shareholders, or, if he shall have filed with the Secretary a written request that notices to him be mailed to some other address, at such other address. If, at any meeting of shareholders, action is proposed to be taken which would, if taken, entitle shareholders fulfilling the requirements of Section 623 of the Business Corporation Law to receive payment for their shares, the notice of such meeting shall include a statement of that purpose and to that effect. Whenever all the shareholders entitled to vote at any meeting of shareholders shall have waived notice of such meeting either before or after such meeting, such meeting shall be valid for all purposes. A shareholder who shall be present in person or represented by proxy at any meeting and who shall not have protested prior to the conclusion of the meeting the lack of notice thereof shall be deemed to have waived notice of such meeting. At any annual meeting of shareholders, any business whatsoever that shall be brought before the meeting may be transacted whether or not referred to in the notice of the meeting. If the notice of a special meeting of shareholders shall state as a purpose of the meeting the transaction of any business whatsoever, any corporate action may validly be taken at such meeting. If any meeting of shareholders is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. However, if after such adjournment the Board of Directors shall fix a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to vote at such meeting.

Section 4. Quorum. At any meeting of shareholders a quorum for the transaction of any business shall consist of the holders, present in person or represented by proxy, of a majority in number of the issued and outstanding shares of the Corporation entitled to vote at such meeting. If there shall not be a quorum at any meeting of shareholders, the holders of a majority in number of the shares entitled to vote present in person or represented by proxy at such meeting may adjourn such meeting from time to time, without notice other than announcement at such meeting, until holders of the amount of shares required to constitute a quorum shall be present in person or represented by proxy.

Section 5. Voting. Each share entitled to vote on any matter before any meeting of shareholders, present in person or represented by proxy, shall carry the right to one vote upon such matter.

Section 6. Record Date. The Board of Directors may prescribe a date, which date shall not be more than fifty nor less than ten days before the date of such meeting, as the record date for the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof. The Board of Directors also may prescribe a date, which date shall not be more than fifty days prior to such action, as the record date for the purpose of determining the shareholders entitled to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action.

Section 7. Inspectors. The Board of Directors, in advance of any meeting of shareholders, may appoint one or more inspectors to act at such meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at the meeting of shareholders may, and on the request of any shareholder entitled to vote thereat shall, appoint inspectors. If appointed on the request of one or more shareholders, the holders of a majority of shares present and entitled to vote thereat shall determine the number of inspectors to be appointed. If any person so appointed fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors so appointed shall determine the number of shares outstanding and voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the results and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated and of the vote as certified by them.

ARTICLE II

Directors

Section 1. Number. Election and Qualifications. The number of directors of the Corporation shall be between six (6) and eight (8) as designated by the directors unless a different number is authorized by the affirmative vote of the holders of at least two thirds of the common shares outstanding. Except as provided in Section 14 of this Article II, directors shall be elected at the annual meeting of the shareholders upon the affirmative votes of a majority in number of the shares entitled to vote at such meeting in person or represented by proxy. Each of the directors shall be at least twenty-one years of age.

Section 2. Term of Office. Each director shall hold office until the next annual meeting of shareholders and until his successor has been elected and qualified, unless he shall have resigned or shall have been removed as provided in Section 12 of this Article II.

Section 3. Powers and Duties. Subject to the provisions of law, of the Certificate of Incorporation and of these By-Laws, but in furtherance and not in limitation of any rights and powers thereby conferred, the Board of Directors shall have the control and management of the business and affairs of the Corporation and shall exercise all the powers that may be exercised by the Corporation.

Section 4. Meetings. The Board of Directors shall meet for the election of officers and for the transaction of any other business as soon as practicable after the annual meeting of shareholders, and other regular meetings of the Board of Directors may be held at such times as the Board of Directors may from time to time determine. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, the Chief Executive Officer, or by a majority of the Directors then in office.

Section 5. Notice of Meetings. No notice need be given of the first meeting of the Board of Directors after the annual meeting of shareholders or of any other regular meeting of the Board of Directors. Notice of the date, time and place of each special meeting shall be mailed by regular mail to each director his designated address at least six days before the meeting; or sent by overnight courier to each director at his designated address at least two days before the meeting (with delivery scheduled to occur no later than the day before the meeting); or given by hand delivery, telecopy or telegraph to each director at his designated address at least 24 hours before the meeting; provided, that if less than five days' notice is provided and at least one half of the members of the Board of Directors then in office object in writing prior to or at the commencement of the meeting, such meeting shall be postponed until the fifth day after such notice was given pursuant to this sentence (or for such shorter period to which a majority of those who objected may agree in writing); provided that notice of such postponed meeting is given in accordance with this Section 5. The notice of the special meeting shall state the general purpose of the meeting, but other routine business may be conducted at the special meeting without such matter being stated in the notice. Whenever all of the directors shall have waived notice of any meeting either before or after such meeting, such meeting shall be valid for all purposes. A director who is present at any meeting and who has not protested, prior to the meeting or at its commencement, the lack of notice to him, shall be deemed to have waived notice of such meeting. In any case, any acts or proceedings taken at a directors' meeting not validly called or constituted may be made valid and fully effective by ratification at a subsequent directors’ meeting that is legally and validly called. Except as otherwise provided herein, notice of any directors’ meeting or any waiver thereof need not state the purpose of the meeting, and, at any directors’ meeting duly held as provided in these by-laws, any business within the general province and authority of the Board of Directors may be transacted.

Section 6. Place of Meetings. The Board of Directors may hold its meetings either within or without the State of New York.

Section 7. Quorum. At any meeting of the Board of Directors, a majority of the directors then in office shall be necessary to constitute a quorum for the transaction of business. However, should a quorum not be present, a majority of the directors present may adjourn the meeting from time to time to another time and place, without notice other than announcement at such meeting, until a quorum shall be present.

Section 8. Participation by Telephone. Any one or more members of the Board of Directors or any Committee thereof may participate in a meeting of the Board of Directors of such Committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

Section 9. Voting. At all meetings of the Board of Directors, each director shall have one vote.

Section 10. Action Without a Meeting. Any action required or permitted to be taken by the Board of Directors or any Committee thereof may be taken without a meeting if all members of the Board of Directors or any such Committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board of Directors or any such Committee shall be filed with the minutes of the proceedings of the Board of Directors or such Committee.

Section 11. Compensation. Except as otherwise determined at a meeting of shareholders, the directors shall not receive any compensation for their services as such except that the Board of Directors may fix fees for attendance at meetings and may authorize the Corporation to pay the traveling and other expenses of directors incident to their attendance at meetings.

Section 12. Removal. Any directors may be removed at any time, with or without cause, by the written consent or vote of the holders of two-thirds in number of the issued and outstanding shares of the Corporation entitled to vote at any special meeting of shareholders called for that purpose.

Section 13. Resignation. Any director may resign his office at any time, such resignation to be made in writing and to take effect immediately without acceptance by the Corporation.

Section 14. Vacancies. Any vacancy occurring in the Board of Directors, whether because of death, resignation or removal, with or without cause, or any other reason, may be filled by the vote of a majority of the directors then in office at any directors’ meeting or by the shareholders at any shareholders’ meeting. A director elected to fill a vacancy shall hold office for the unexpired term of his predecessor.

Section 15. Committees. The Board of Directors may designate from among the directors an Executive Committee and other committees, each consisting of three or more directors, to serve at the pleasure of the Board of Directors. Each such committee shall have such of the authority of the Board of Directors as the Board of Directors shall determine, except that no such committee shall have authority (a) to submit to the shareholders any action that needs shareholders’ authorization pursuant to law, (b) to fill vacancies in the Board of Directors or in any committee, (c) to fix the compensation of the directors for serving on the Board of Directors or on any committee, (d) to amend or repeal these By-Laws or to adopt new By-Laws or (e) to amend or repeal any resolution of the Board of Directors which by its terms shall not be so amendable or repealable. The Board of Directors may designate one or more directors, as alternate members of any such committee, who may replace any absent member or members at any meeting of such committee.

ARTICLE III

Officers

Section 1. Election and Qualifications. As soon as conveniently possible after each annual meeting of shareholders, the Board of Directors shall elect or appoint (a) a Chairman of the Board, (b) a Vice-Chairman and Chief Executive Officer, (c) a President and Chief Operating Officer and two Executive Vice-Presidents, who will each be a member of the office of the President, (d) one or more Vice-Presidents, (e) a Secretary and (f) a Treasurer, and may elect or appoint at such time and from time to time such additional officers as it deems advisable. No officer need be a director. The same person may hold more than one office, except that the same person may not be both President and Secretary.

Section 2. Term of Office. Vacancies. Each officer shall hold office until the meeting of the Board of Directors following the next annual meeting of shareholders and until his successor has been elected or appointed and qualified, unless he shall have resigned or shall have been removed as provided in Section 10 of this Article III. Any vacancy occurring in any office whether because of death, resignation or removal, with or without cause, or other reason, shall be filled by the Board of Directors.

Section 3. Powers and Duties of the Chairman of the Board. The Chairman shall preside at all meetings of the Board of Directors and at all meetings of shareholders. He shall have such other powers and shall perform such other duties as may from time to time be assigned to him by the Board of Directors.

Section 4. Powers and Duties of the Vice-Chairman and Chief Executive Officer. The Vice Chairman and Chief Executive Officer shall be the chief executive and administrative officer of the Corporation and have general charge and supervision of the affairs of the Corporation. He shall from time to time make such reports of the affairs and operations of the Corporation as the Board of Directors may direct. In the absence of the Chairman of the Board, he shall preside at all meetings of the Board of Directors and at all meetings of shareholders. He shall have such other powers and shall perform such other duties as may from time to time be assigned to him by the Board of Directors.

Section 5. Office of the President. The President and Chief Operating Officer and the two Executive Vice-Presidents shall each be a member of the office of the President. The President and Chief Operating Officer together with the Executive Vice-Presidents shall coordinate and supervise the operations of the Corporation across functional areas, subject to the supervision and control of the Vice-Chairman and Chief Executive Officer. The President and Chief Operating Officer and the Executive Vice-Presidents shall reach decisions by agreement in a collaborative manner, subject to the delegation of decision making among themselves for specific areas of responsibility on a function by function basis.

Section 6. Powers and Duties of the Vice-Presidents. Each of the Vice-Presidents shall have such other powers and shall perform such other duties as may from time to time be assigned to him by the Board of Directors. Each of the Vice-Presidents shall report to the members of the office of the President.

Section 7. Powers and Duties of the Secretary. The Secretary shall record and keep the minutes of all meetings of shareholders and, if so requested, the minutes of the meetings of the Board of Directors. He shall be custodian of, and shall make or cause to be made the proper entries in, the minute book of the Corporation and such books and records as the Board of Directors may direct. He shall be the custodian of the seal of the Corporation and shall affix such seal to such contracts, instruments and other documents as the Board of Directors or any committee thereof may direct. He shall have such other powers and shall perform such other duties as may from time to time be assigned to him by the Board of Directors.

Section 8. Powers and Duties of the Treasurer. The Treasurer shall be the custodian of all funds and securities of the Corporation. Whenever so directed by the Board of Directors, he shall render a statement of his cash and other accounts, and he shall cause to be entered regularly in the books and records of the Corporation to be kept for such purpose and full and accurate accounts of the Corporation’s receipts and disbursements. He shall at all reasonable times exhibit his books and accounts to any director of the Corporation upon application at the principal office of the Corporation during business hours. He shall have such other powers and shall perform such other duties as may from time to time be assigned to him by the Board of Directors.

Section 9. Delegation. In case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may from time to time delegate all or any part of the powers or duties of any officer to any other officer or to any director or directors.

Section 10. Removal. Any officer may be removed at any time, with or without cause, by a vote of the majority of the Directors then in office at any meeting of the Board of Directors.

Section 11. Resignation. Any officer may resign his office at any time, such resignation to be made in writing and to take effect immediately without acceptance by the Corporation.

ARTICLE IV

Shares

Section 1. Certificates. The shares of the Corporation shall be represented by Certificates signed by the Chairman of the Board, the Vice-Chairman and Chief Executive Officer, any member of the office of the President, or any Vice-President, and by the Secretary, any Assistant Secretary, the Treasurer or by any Assistant Treasurer. Each certificate representing shares shall state upon the face thereof (a) that the Corporation is formed under the laws of the State of New York, (b) the name of the person or persons to whom it is issued, (c) the number of shares which such certificate represents and (d) the par value, if any, of each share represented by such certificate.

Section 2. Transfer of Shares. The shares of the Corporation shall be assignable and transferable on the books of the Corporation only by the person in whose name they appear on such books, or by his duly authorized attorney, upon surrender of the certificate properly endorsed. In case of assignment or transfer by power of attorney, the power of attorney, duly executed and acknowledged, shall be deposited with the Corporation.

ARTICLE V

Execution of Bills, Notes, Etc.

All bills payable, notes, checks, drafts, warrants and other obligations of the Corporation shall be made in the name of the Corporation and shall be signed by such officer or officers as the Board of Directors may from time to time designate.

ARTICLE VI

Seal

The seal of the Corporation shall contain the name of the Corporation, the words, “Corporate Seal”, the year of its organization and the words “New York”.

ARTICLE VII

Indemnification

A. The Corporation shall, to the extent legally permissible, indemnify any person made, or threatened to be made a party to an action or proceeding (other than one by or in the right of the Corporation to procure a judgment in its favor) whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the Corporation served in any capacity at the request of the Corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the Corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity against judgments, fines, amounts paid in settlements and reasonable expenses, including attorneys’ fees actually and necessarily incurred as a result of such action or other proceeding, or any appeal therein, if such director or officer acted, in good faith for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit trust or other enterprise, not opposed to, the best interests of the Corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

B. The Corporation shall, to the extent legally permissible, indemnify any person made, or threatened to be a party to an action or proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of any other corporation, of any type or kind, foreign or domestic, or any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlements and reasonable expenses, including attorneys’ fees actually and necessarily incurred as a result of such action or other proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Corporation, except that no indemnification under this Section B shall be made in respect of (1) a threatened action or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

C. (1) A person who has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in Sections A and B shall be entitled to indemnification as authorized in such sections.

(2) Except as provided in paragraph (1) hereof, any indemnification under Sections A and B or otherwise permitted by Section E, unless ordered by a court shall be made by the Corporation, only if authorized in the specific case:

(a) By the board acting by a quorum of directors who are not parties to such action or proceeding upon a finding that the director or officer has met the standard of conduct set forth in Sections A and B or established pursuant to Section E as the case may be, or,

(b) If a quorum under subparagraph (a) is not obtainable or, even if obtainable, a quorum of disinterested directors so directs;

(i) By the board upon the opinion in writing of independent legal counsel that indemnification is proper in the circumstances because the applicable standard of conduct set forth in such sections has been met by such director or officer, or

(ii) By the shareholders upon finding that the director or officer has met the applicable standard of conduct set forth in such sections.

(3) Expenses incurred in defending a civil or criminal action or proceeding may be paid by the Corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount as, and to the extent, required by paragraph (a) of Section 725 of the New York Business Corporation Law.

D. The right of indemnification under this Article VII shall be a contract right inuring to the benefit of the directors, officers and other persons entitled to be indemnified hereunder and no amendment or repeal of this Article VII shall adversely affect any right of such director, officer or other person existing at the time of such amendment or repeal.

E. The indemnification provided hereunder may, to the extent authorized by the Corporation, apply to the directors, officers and other persons associated with constituent corporations that have been merged into or consolidated with the Corporation who would have been entitled to indemnification hereunder had they served in such capacity with or at the request of the Corporation.

F. The indemnification and advancement of expenses under this Article VII shall not be deemed exclusive of any other rights to which such director or officer seeking indemnification or the advancement of expenses may be entitled, whether contained in the certificate of incorporation or the by-laws, or when authorized by such certificate of incorporation or by-laws, (i) a resolution of shareholders, (ii) a resolution of directors, or (iii) an agreement providing for such indemnification, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

G. Nothing contained in this Article VII shall affect any rights to indemnification to which corporate personnel other than directors and officers may be entitled by contract or otherwise under law.

ARTICLE VIII

Amendment of By-Laws

These By-Laws may be altered, amended, added to or repealed at any special meeting of shareholders called for that purpose or at any annual meeting of shareholders by the vote of the holders of a majority in number of the issued and outstanding shares of the Corporation entitled to vote at such meeting or, unless the shareholders have taken action with respect to these By-Laws inconsistent therewith during the preceding year, at any meeting of the Board of Directors called for that purpose by the vote of a majority of the directors then in office.

By-law Amendment June 12, 2007

Directors

Section 1. Number, Election and Qualifications. The number of directors which shall constitute the whole board of directors shall be not less than three (3) nor more than eight (8). The actual number of directorships shall be determined by resolution adopted by a majority of the board of directors or by the holders of the majority of shares entitled to vote thereon at any annual meeting. The directors shall be elected at the annual meeting of the shareholders, except as provided in Section 14 of this Article. Directors need not be shareholders.

By-law Amendment November 26, 2008

Shareholders

Section 1. Annual Meeting. A meeting of shareholders of the Corporation shall be held annually at the principal office of the Corporation on the first Tuesday in April, or at such other place within or without the State of New York, or on such other date as the Board of Directors shall determine, for the purpose of electing directors and for the transaction of such other business as may be brought before the meeting.